UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

ETON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010-7278

(Address of principal executive offices) (Zip code)

(847) 787-7361

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events

On April 8, 2021, Eton Pharmaceuticals, Inc., a Delaware corporation (“Eton” or the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”) and Harrow Health, Inc. (the “Selling Stockholder”) relating to the public offering by the Selling Stockholder of 1,320,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $7.00 per share (the “Public Price”). Under the terms of the Underwriting Agreement, the Selling Stockholder granted the Underwriter a 45-day over-allotment option to purchase up to an additional 198,000 shares (the “Additional Shares” and, together with the Firm Shares, the “Shares”) of Common Stock at the Public Price, less underwriting discounts and commissions. The Selling Stockholder expects the gross proceeds from offering will be approximately $9.24 million (or $10.63 million assuming exercise of the Underwriter’s over-allotment option in full) before deducting the underwriting discount and other offering expenses payable by the Selling Stockholder. Eton will not receive any proceeds from the sale of the Shares.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholder and customary conditions to closing, obligations of the parties and termination provisions. Furthermore, under the terms of the Underwriting Agreement, the Company and the Selling Stockholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of these liabilities. In addition, the Selling Stockholder has agreed, for a period of 180 days following entry into the Underwriting Agreement, not to conduct any further sales of shares of Common Stock or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, or exercisable or exchangeable for, the Common Stock), without the prior written consent of the Underwriter.

The Shares are being sold pursuant to a shelf registration statement filed with the Securities and Exchange Commission (“SEC”), which became effective on April 25, 2020 (File No. 333-240252). A preliminary prospectus supplement relating to the offering was filed with the Securities and Exchange Commission on April 7, 2021, and a final prospectus supplement will be filed with the SEC. The closing of the offering is expected to take place on or about April 12, 2021, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed with this report:

1.1	Underwriting Agreement, dated as of April 8, 2021, by and among Eton Pharmaceuticals, Inc., Harrow Health, Inc. and National Securities Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 8, 2021	By:	/s/ W. Wilson Troutman
W. Wilson Troutman
Chief Financial Officer and Secretary
(Principal Financial Officer)

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